   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2001

                                                     REGISTRATION NO. 333-65060
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            SPRINGS INDUSTRIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                 South Carolina
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   57-0252730
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                      (I.R.S. Employer Identification No.)

                             205 North White Street
                         Fort Mill, South Carolina 29715
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              (Address of Principal Executive Offices and Zip Code)

      2000 Executive Deferred Compensation Plan of Springs Industries, Inc. Springs Industries, Inc. 2000 Deferred Compensation Plan for Certain Employees
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                            (Full Title of the Plans)

                                C. Powers Dorsett
              Senior Vice President--General Counsel and Secretary
                            Springs Industries, Inc.
                             205 North White Street
                         Fort Mill, South Carolina 29715
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                     (Name and Address of Agent For Service)

                                 (803) 547-1500
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          (Telephone Number, Including Area Code, of Agent For Service)

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                       DEREGISTRATION OF UNSOLD SECURITIES



                  The Registration Statement on Form S-8 (Registration No. 333-65060) (the "Registration Statement") of Springs Industries, Inc. ("Springs") pertaining to deferred compensation obligations of $12,000,000 of Springs to which this Post-Effective Amendment No. 1 relates became effective on July 13, 2001.

                  In accordance with an undertaking made by Springs in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Springs hereby removes from registration the securities of Springs registered but unsold under the Registration Statement.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fort Mill, State of South Carolina, on November 13, 2001.



                                          SPRINGS INDUSTRIES, INC.


                                          By:   /s/ C. Powers Dorsett
                                                -------------------------------
                                                C. Powers Dorsett
                                                Senior Vice President-General
                                                Counsel and Secretary




                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                                                                                             Date:

Principal Executive Officer:             /s/ Crandall C. Bowles                              November 13, 2001
                                         -----------------------------------------------
                                         Crandall C. Bowles
                                         Chairman and Chief Executive Officer
                                         and Director
                                                                                             Date:

Principal Financial Officer:             /s/ Kenneth E. Kutcher                              November 13, 2001
                                         -----------------------------------------------
                                         Kenneth E. Kutcher
                                         Executive Vice President &
                                         Chief Financial Officer
                                                                                             Date:

Principal Accounting Officer:            /s/ Charles M. Metzler                              November 13, 2001
                                         -----------------------------------------------
                                         Charles M. Metzler
                                         Vice President-Controller

                                                                                           Date:

Director:                    /s/ Leroy S. Close                                            November 13, 2001
                             --------------------------------------------------
                             Leroy S. Close

                                                                                           Date:

Director:                    /s/ Robert P. Lee                                             November 12, 2001
                             --------------------------------------------------
                             Robert P. Lee

                                                                                           Date:

Director:                    /s/ W. Gerald McConnell                                       November 12, 2001
                             --------------------------------------------------
                             W. Gerald McConnell

                                                                                           Date:

Director:                    /s/ David A. Stockman                                         November 12, 2001
                             --------------------------------------------------
                             David A. Stockman

                                                                                           Date:

Director:                    /s/ Daniel P. Tredwell                                        November 12, 2001
                             --------------------------------------------------
                             Daniel P. Tredwell